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                                                                    Exhibit 23.3

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Endo Pharmaceuticals Holdings Inc. of our report dated October 25, 1999 relating to the financial statements of DuPont Pharmaceuticals Company Generic and U.S. Multi-Source Products which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 9, 2000